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                                   FORM 13G

                                   Exhibit 3


     Pursuant to Rule 13d-1(f)(1) each of the persons named below agrees to this joint filing of Form 13G individually and as a co-trustee of the W.K. Kellogg Foundation Trust and submits this exhibit as proof of its agreement with the other persons named below:


                             The Bank of New York

                             William E. LaMothe

                             Russell G. Mawby

                             William C. Richardson